EXHIBIT 99.1

23andMe Reports FY2023 First Quarter Financial Results

First quarter revenue grew 9% to $64.5 million

Consumer revenue grew 17% year over year due to the addition of telehealth revenue

On track to achieve FY2023 financial guidance

South San Francisco, Calif., August 8, 2022 -- 23andMe Holding Co. (Nasdaq: ME) (“23andMe”), a leading consumer genetics and research company with a mission to help people access, understand, and benefit from the human genome, today reported its financial results for the first quarter (“Q1”) of its fiscal year 2023 (“FY2023”), which ended June 30, 2022. 23andMe is the only company with multiple FDA authorizations for over-the-counter genetic health risk reports, and in particular the only company FDA authorized to provide, without physician involvement, genetic cancer risk reports and medication insights on how individuals may process certain commonly prescribed medications based on their genetics. The Company has also created the world’s largest crowdsourced platform for genetic research, which it is using to pursue drug discovery programs rooted in human genetics across a spectrum of disease areas.

“During our first fiscal quarter, we continued to make progress in both our consumer and therapeutics businesses. In the consumer business, we continue to work on developing a genetic health service designed to integrate genetic health risk information into primary care with the goal of preventing or better managing disease,” said Anne Wojcicki, Chief Executive Officer and Co-Founder of 23andMe. “In our therapeutics efforts, we’ve used our research platform to create a pipeline of more than 50 programs, backed by human genetic data, with two now in Phase 1 clinical trials. We believe the new therapeutics that come out of our discovery engine will eventually play a significant role in helping people benefit from the human genome.”

Recent Highlights

•
Began offering genetic report consultations with a Lemonaid Health clinician that can help customers better understand the potential impact of their genetic risk profile and discuss potential next steps.
•
Expanded customer database to approximately 13.1 million genotyped customers.
•
Launched three new reports for customers subscribed to 23andMe+, a membership service that offers insights and features to give members even more actionable information to live healthier lives. These new reports use machine learning to create a statistical model that estimates a person’s likelihood of developing a specific condition using thousands of genetic markers, along with a person’s ethnicity and birth sex. The new reports released in the first quarter were:
•
Glaucoma report
•
Psoriasis report
•
Rosacea report
•
Added an update to 23andMe’s Nonsyndromic Hearing Loss and Deafness, DFNB1 (GJB2-Related) Carrier Status report that adds six variants that improve the coverage of the test for people with East Asian, Southeast Asian, and South Asian ancestry.
•
Published results from studies that provide further insights into long COVID, sarcoidosis and bipolar disorder.

“Our first fiscal quarter results were consistent with our expectations and keep us on track to achieve our previously-disclosed full-year financial guidance,” said Steve Schoch, Chief Financial Officer of 23andMe. “We continue to focus our efforts on creating a new consumer experience with our genetic health service and advancing our therapeutics programs, which we believe will provide our best opportunities to fuel future growth and progress towards profitability.”

FY2023 First Quarter Financial Results

Total revenue for the three months ended June 30, 2022, was $65 million, compared to $59 million for the same period in the prior year, representing an increase of 9%. First quarter revenue growth was primarily due to the inclusion of a full quarter of telehealth services and an increase in subscription revenue. These increases were partially offset by lower revenue in the other areas of Consumer & Research Services.

Consumer Services revenue represented approximately 87% of total revenue for the three months ended June 30, 2022, and Research Services revenue, substantially all derived from the collaboration with GSK, accounted for approximately 13% of total revenue.

Operating expenses for the three months ended June 30, 2022 were $115 million, compared to $72 million for the same period in the prior year. The increase in operating expenses was primarily attributable to increased labor costs and the addition of sales and marketing expenses from the previously acquired telehealth business. These were partially offset by lower R&D expenses due to decreased spending on the GSK6097608 (GSK’608) program following the company’s election to adopt the royalty option for the program from the previous cost sharing arrangement on development costs.

Net loss for the three months ended June 30, 2022 was $90 million, compared to a net loss of $42 million for the same period in the prior year. The increase in net loss for the three-month period ended June 30, 2022 was primarily driven by higher operating expenses (as noted above).

Total Adjusted EBITDA (as defined below) for the three months ended June 30, 2022 was a deficit of $50 million, compared to a deficit of $27 million for the same period in the prior year. The increase in total Adjusted EBITDA deficit was driven primarily by the increase in operating expenses, discussed above. Adjusted EBITDA for the three months ended June 30, 2022 for the Consumer & Research Services segment was a deficit of $17 million, compared to a deficit of $1 million for the same period in the prior year. The decrease in this segment was driven primarily by the increase in operating expenses listed above.

Balance Sheet

23andMe ended Q1 FY2023 with cash of $479 million, compared to $553 million as of March 31, 2022. The decrease was primarily attributable to the Company's overall operating cash flow deficit.

FY2023 Financial Guidance

23andme reconfirmed its full year guidance following Q1 FY2023 results. Full year revenue for fiscal 2023, which will end on March 31, 2023, is projected to be in the range of $260 to $280 million, with a net loss in the range of $350 to $370 million. The full year adjusted EBITDA deficit is projected to be in the range of $195 to $215 million for fiscal year 2023. As a reminder, this guidance includes the full-year impact of the consolidation of the company’s acquired telehealth business into its overall consumer business as well as the current and anticipated effects of general inflation on certain of our costs.

Conference Call Webcast Information

23andMe will host a conference call at 4:30 p.m. Eastern Time on Monday, August 8, 2022 to discuss the financial results for Q1 FY2023 and report on business progress. The webcast can be accessed on the day of the event at https://investors.23andme.com/news-events/events-presentations. A webcast replay will be available at the same address for a limited time within 24 hours after the event.

About 23andMe

23andMe is a genetics-led consumer healthcare and therapeutics company empowering a healthier future. For more information, please visit investors.23andme.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the future performance of 23andMe’s businesses in consumer genetics and therapeutics and the growth and potential of its proprietary research platform. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding 23andMe’s strategy, financial position, funding for continued operations, cash reserves, projected costs, plans, and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," “predicts,” "continue," "will," “schedule,” and "would" or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, 23andMe undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Use of Non-GAAP Financial Measure

To supplement the 23andMe’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that 23andMe defines as net income before net interest expense (income), net other expense (income), changes in fair value of warrant liabilities, income tax benefit, depreciation and amortization of fixed assets, amortization of internal use software, amortization of acquired intangible assets, non-cash stock-based compensation expense, acquisition-related costs, and expenses related to restructuring and other charges, if applicable for the period. 23andMe has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Adjusted EBITDA is a key measure used by 23andMe’s management and the board of directors to understand and evaluate operating performance and trends, to prepare and approve 23andMe’s annual budget and to develop short- and long-term operating plans. 23andMe provides Adjusted EBITDA because 23andMe believes it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry and it facilitates comparisons on a consistent basis across reporting periods. Further, 23andMe believes it is helpful in highlighting trends in its operating results because it excludes items that are not indicative of 23andMe’s core operating performance. In particular, 23andMe believes that the exclusion of the items eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of 23andMe’s business. Accordingly, 23andMe believes that Adjusted EBITDA provides useful information in understanding and evaluating operating results in the same manner as 23andMe’s management and board of directors.

In evaluating Adjusted EBITDA, you should be aware that in the future 23andMe will incur expenses similar to the adjustments in this presentation. 23andMe’s presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than net loss, which is the most directly comparable financial measure calculated in accordance with GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. When evaluating 23andMe’s performance, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and other GAAP results.

***

Investor Relations Contact: investors@23andMe.com

Media Contact: press@23andMe.com

23andMe Holding Co.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2022	2021
Revenue (related party amounts of $8,265 and $11,209 for the three months ended June 30, 2022 and 2021, respectively)	$64,513	$59,239
Cost of revenue (related party amounts of $(239) and $448 for the three months ended June 30, 2022 and 2021, respectively)	39,023	28,542
Gross profit	25,490	30,697
Operating expenses:
Research and development (related party amounts of $3,549 and $6,022 for the three months ended June 30, 2022 and 2021, respectively)	52,009	44,232
Sales and marketing	33,434	15,419
General and administrative	29,643	12,596
Total operating expenses	115,086	72,247
Loss from operations	(89,596)	(41,550)
Other income (expense):
Interest income, net	245	44
Change in fair value of warrant liabilities	—	(534)
Other income (expense), net	(435)	14
Loss before income taxes	(89,786)	(42,026)
Benefit from income taxes	254	—
Net loss	$(89,532)	$(42,026)
Other comprehensive income	624	—
Total comprehensive loss	$(88,908)	$(42,026)
Net loss per share of Class A and Class B common stock attributable to common stockholders:
Basic and diluted	$(0.20)	$(0.25)
Weighted-average shares used to compute net loss per share:
Basic and diluted	446,505,329	168,191,762

23andMe Holding Co.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30,	March 31,
	2022	2022
	(Unaudited)
ASSETS
Current assets:
Cash	$479,398	$553,182
Restricted cash	1,599	1,599
Accounts receivable, net	2,920	3,380
Inventories	11,461	10,789
Deferred cost of revenue	6,546	7,700
Prepaid expenses and other current assets	17,883	25,139
Total current assets	519,807	601,789
Property and equipment, net	46,914	49,851
Operating lease right-of-use assets	53,745	55,577
Restricted cash, noncurrent	6,974	6,974
Internal-use software, net	10,294	9,635
Intangible assets, net	69,393	73,905
Goodwill	351,744	351,744
Other assets	3,356	2,593
Total assets	$1,062,227	$1,152,068
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable (related party amounts of nil and $12,567 as of June 30, 2022 and March 31, 2022, respectively)	$18,054	$37,930
Accrued expenses and other current liabilities (related party amounts of $9,082 and $5,772 as of June 30, 2022 and March 31, 2022, respectively)	52,041	44,588
Deferred revenue (related party amounts of $935 and $9,181 as of June 30, 2022 and March 31, 2022, respectively)	49,823	62,939
Operating lease liabilities	7,893	7,784
Total current liabilities	127,811	153,241
Operating lease liabilities, noncurrent	76,236	78,524
Other liabilities	3,984	4,647
Total liabilities	$208,031	$236,412
Commitments and contingencies (Note 8)
Stockholders' equity
Common Stock - Class A shares, par value $0.0001, 1,140,000,000 shares authorized as of June 30, 2022 and March 31, 2022, 258,952,446 and 228,174,718 shares issued and outstanding as of June 30, 2022 and March 31, 2022, respectively; Class B shares, par value $0.0001, 350,000,000 shares authorized as of June 30, 2022 and March 31, 2022, 192,373,071 and 220,637,603 shares issued and outstanding as of June 30, 2022 and March 31, 2022, respectively	45	45
Additional paid-in capital	2,137,608	2,110,160
Accumulated other comprehensive income	803	179
Accumulated deficit	(1,284,260)	(1,194,728)
Total stockholders’ equity	854,196	915,656
Total liabilities and stockholders’ equity	$1,062,227	$1,152,068

23andMe Holding Co.
Condensed Consolidated Statements of Cash Flows
(in thousands)

(Unaudited)

	Three Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(89,532)	$(42,026)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,360	4,093
Amortization and impairment of internal-use software	1,052	545
Stock-based compensation expense	30,462	9,637
Changes in fair value of warrant liabilities	—	534
Gain on sale of fixed assets	9	—
Gain on lease termination	—	(15)
Changes in operating assets and liabilities:
Accounts receivable	460	(6,923)
Inventories	(673)	(9,033)
Deferred cost of revenue	1,154	(638)
Prepaid expenses and other current assets	7,259	(1,057)
Operating lease right-of-use assets	1,833	1,812
Other assets	(765)	101
Accounts payable (related party amounts of $(12,567) and $2,182 for the three months ended June 30, 2022 and 2021, respectively)	(19,154)	5,721
Accrued expenses and other current liabilities (related party amounts of $3,310 and $(134) for the three months ended June 30, 2022 and 2021, respectively)	2,454	(286)
Deferred revenue (related party amounts of $(8,246) and $(11,209) for the three months ended June 30, 2022 and 2021, respectively)	(13,116)	(5,152)
Operating lease liabilities	(2,179)	(1,868)
Other liabilities	(664)	22
Net cash used in operating activities	(73,040)	(44,533)
Cash flows from investing activities:
Purchases of property and equipment	(1,614)	(666)
Capitalized internal-use software costs	(1,286)	(721)
Net cash used in investing activities	(2,900)	(1,387)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,533	2,720
Payments of deferred offering costs	—	(29,071)
Proceeds from issuance of common stock upon Merger	—	309,720
Proceeds from PIPE (related party amounts of nil and $25,000 for the three months ended June 30, 2022 and 2021, respectively)	—	250,000
Net cash provided by financing activities	1,533	533,369
Effect of exchange rates on cash	623	—
Net increase (decrease) in cash and restricted cash	(73,784)	487,449
Cash and restricted cash—beginning of period	561,755	290,862
Cash and restricted cash—end of period	487,971	778,311
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	28	777
Stock-based compensation capitalized for internal-use software costs	573	168
Reclassification of deferred offering costs	—	3,971
Assumption of merger warrants liability	—	75,415
Deferred offering costs during the period included in accounts payable and accrued expenses	—	1,571
Conversion of redeemable convertible preferred stock to common stock	—	837,351
Reconciliation of cash and restricted cash within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash	479,398	769,938
Restricted cash, current	1,599	1,399
Restricted cash, noncurrent	6,974	6,974
Total cash and restricted cash	$487,971	$778,311

23andMe Holding Co.
Total Company and Segment Information and Reconciliation of Non-GAAP Financial Measures
(in thousands)

(Unaudited)

The Company’s revenue and Adjusted EBITDA by segment and for the total Company is as follows:

	Three Months Ended June 30,
	2022	2021
Segment Revenue
Consumer and Research Services	$64,513	$59,239
Total Revenue (1)	$64,513	$59,239
Segment Adjusted EBITDA
Consumer and Research Services Adjusted EBITDA	$(16,997)	$(505)
Therapeutics Adjusted EBITDA	(18,465)	(18,303)
Unallocated Corporate(1)	(14,253)	(8,467)
Total Adjusted EBITDA	$(49,715)	$(27,275)

Reconciliation of net loss to Adjusted EBITDA
Net Loss	$(89,532)	$(42,026)
Adjustments
Interest (income) expense, net	(245)	(44)
Other (income) expense, net	435	(14)
Change in fair value of warrant liabilities	—	534
Income tax benefit	(254)	—
Depreciation and amortization	5,104	4,638
Amortization of acquired intangible assets	4,315	—
Stock-based compensation expense	30,462	9,637
Total Adjusted EBITDA	$(49,715)	$(27,275)

(1)
Certain expenses such as Finance, Legal, Regulatory and Supplier Quality, Corporate Communications and CEO Office are not reported as part of the reporting segments as reviewed by the CODM. These amounts are included in Unallocated Corporate.

23andMe Holding Co.
Reconciliation of GAAP Net Income Outlook to non-GAAP Adjusted EBITDA Outlook
(in thousands)

(Unaudited)

	Outlook for the Year Ended March 31, 2023
	as of August 8, 2022
	Low	High
Reconciliation of estimated net loss to adjusted EBITDA
GAAP Net Loss outlook	$(370,000)	$(350,000)
Adjustments
Estimated interest (income) expense, net	(217)	(217)
Estimated other (income) expense, net	(286)	(286)
Estimated income tax benefit	—	—
Estimated depreciation and amortization	20,605	20,605
Estimated amortization of acquired intangible assets	17,393	17,393
Estimated stock-based compensation expense	117,505	117,505
Non-GAAP adjusted EBITDA outlook	$(215,000)	$(195,000)